Exhibit (p)(i) under Form N-1A
                                            Exhibit (24) under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED ARMS FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                    TITLE                               DATE

/S/JOHN F. DONAHUE            Chairman                       August 3, 1999
John F. Donahue               (Chief Executive Officer)

/S/GLEN R. JOHNSON            President                      August 3, 1999
Glen R. Johnson

/S/RICHARD J. THOMAS          Treasurer                      August 3, 1999
Richard J. Thomas             (Principal Financial and
                              Accounting Officer)

/S/THOMS G. BIGLEY            Trustee                        August 3, 1999
Thomas G. Bigley

/S/JOHN T. CONROY, JR.        Trustee                        August 3, 1999
John T. Conroy, Jr.

/S/NICHOLAS P. CONSTANTAKIS   Trustee                        August 3, 1999
Nicholas P. Constantakis

/S/LAWRENCE D. ELLIS, M.D.    Trustee                        August 3, 1999
Lawrence D. Ellis, M.D.


/S/PETER E. MADDEN            Trustee                        August 3, 1999
Peter E. Madden

/S/JOHN E. MURRAY, JR.        Trustee                        August 3, 1999
John E. Murray, Jr.


/S/MARJORIE P. SMUTS          Trustee                        August 3, 1999
Marjorie P. Smuts



Sworn to and subscribed before me this 3rd day of August, 1999

/S/ CHERI S. GOOD